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                                   EX. 99-B.10



                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors of Aetna Life Insurance and Annuity Company and Contractholders of Aetna Variable Annuity Account C:

We consent to the use of our report dated February 3, 2000, relating to the financial statements of the Aetna Variable Annuity Account C and our report dated February 7, 2000, relating to the consolidated financial statements of Aetna Life Insurance and Annuity Company, which are incorporated by reference in this Amendment no. 16 to Registration Statement on Form N-4 (File No. 33-81216).


                                                    /s/ KPMG LLP
Hartford, Connecticut                                   KPMG LLP
January 19, 2001